Exhibit 99.1

FitLife Brands Completes Acquisition of Mimi’s Rock Corp.

Transformative acquisition will double the size of FitLife

with minimal leverage and no dilution to shareholders

OMAHA, NE – February 28, 2023 -- FitLife Brands, Inc. (“FitLife” or the “Company”) (OTCPK: FTLF), a provider of innovative and proprietary nutritional supplements for health-conscious consumers, today announced that it has completed the previously announced acquisition of Mimi’s Rock Corp. (“Mimi’s Rock” or “MRC”) (TSXV: MIMI, OTCQB: MIMNF).  The acquisition was effected through a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario).

Pursuant to the Arrangement, among other things, a wholly owned subsidiary of FitLife acquired all the issued and outstanding common shares of MRC. The Arrangement became effective at 12:01 a.m. on February 28, 2023, resulting in MRC becoming an indirect wholly owned subsidiary of FitLife.  FitLife funded the acquisition using a combination of cash on hand and the proceeds of a new $12.5 million term loan.

Dayton Judd, CEO of FitLife commented, “We are excited to welcome Mimi’s Rock to the FitLife family.  We look forward to working closely with the talented team at Mimi’s Rock to help drive further growth and profitability for their brands.”

About FitLife Brands

FitLife Brands is a developer and marketer of innovative and proprietary nutritional supplements for health-conscious consumers. FitLife markets over 130 different dietary supplements to promote sports nutrition, improved performance, weight loss and general health primarily through domestic and international GNC franchise locations as well as through more than 17,000 additional domestic retail locations and, increasingly, online. FitLife is headquartered in Omaha, Nebraska. For more information, please visit our website at www.fitlifebrands.com.

About Mimi’s Rock Corp.

Mimi’s Rock Corp. (www.mimisrock.com) is an online dietary supplement and wellness company which markets and sells its products under the Dr. Tobias, All Natural Advice and Maritime Naturals brand names.  The Dr. Tobias brand features over 30 products, including the top-selling Dr. Tobias Colon 14-Day Cleanse and the #1 selling Omega 3 Fish Oil on Amazon.com. All Natural Advice and Maritime Naturals products focus on skin and beauty care. Products sold under the All Natural and Maritime Naturals brand names are made in Canada and registered with Health Canada and under the EU Cosmetics Act. All Natural Advice has been featured on BNN as a top selling skincare brand in Canada, and has been rated the #1 Beauty Brand on Amazon Canada for the past four years.

Cautionary Statement About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like "plans," "expects," "will," "anticipates," "believes," "intends," "projects," "targets," "estimates," "outlook," or other words of similar meaning. All statements that address expectations or projections about the future, including statements about completion of FitLife’s acquisition of MRC; potential and anticipated benefits of FitLife’s acquisition of MRC;  FitLife's financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; and other statements that are not historical facts are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond FitLife's control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on FitLife's business, results of operations and financial condition. The following risks, uncertainties and other factors could affect FitLife's financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements: the failure to realize the benefits of the transaction or FitLife’s strategy; the effect of the announcement of the transaction on the ability of FitLife or MRC  to retain customers and key personnel and to maintain relationships with suppliers, and on their operating results and business generally; anticipated synergies may not be achieved after closing within the expected time period; unknown or inestimable liabilities of MRC and/or significant integration costs; and potential litigation in connection with the transaction.

Additionally, there may be other risks and uncertainties that FitLife is unable to currently identify or that FitLife does not currently expect to have a material impact on its business. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of FitLife's management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. FitLife disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the "Risk Factors" section of FitLife's Annual Report on Form 10-K, as modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.